                                                                    Exhibit 10.2

                              AMENDED AND RESTATED
                          CORPORATE BUY-SELL AGREEMENT
                          ----------------------------


Parties:       Pierce Leahy Corp., a New York corporation ("Corporation")
-------

               Leo W. Pierce, Jr., individually and for the benefit of Kate Pierce, Alexandra Pierce and Julia Pierce; Eve Bullitt Pierce, for the benefit of Kate Pierce, Alexandra Pierce and Julia Pierce; J. Peter Pierce, individually and for the benefit of Matthew Pierce; John P. Pierce, Jr.; Michael J. Pierce, individually and for the benefit of Michael A. Pierce; Mary E. Pierce; Barbara Quinn, individually and for the benefit of Sarah Quinn, Daniel J. Quinn, Jr., Conor Quinn and Dylan Quinn; Constance P. Buckley, individually and for the benefit of Hilary Buckley and Hannah Buckley; Kathryn Cox, individually and for the benefit of Christopher Cox, Adrian Cox, Brendan Cox, Deirdre Cox, Timothy Cox, and Conor Cox; Maurice Cox, Jr.; Monica Cox Durfee; Constance Cox; Andrea J. Cox; Suzanne Cox; Maurice Cox, III; and Gregory Cox (each individually an "Owner" and collectively "Owners")

Date:          As of October 25, 1985
----

Background:    Owners own or hold certain shares of the issued and outstanding
----------     capital stock of Corporation, as stated on Exhibit A to this
               Agreement. Pursuant to an agreement dated October 25, 1985, the Parties imposed certain restrictions on themselves and on Owners' stock of Corporation in order to promote their mutual interests and to provide for the continuity of management of Corporation;
               the Parties desire to amend and restate the Agreement.


       INTENDING TO BE LEGALLY BOUND, and in consideration of the mutual agreements stated below, the parties agree as follows:


                           SECTION 1:  DEFINED TERMS
                           -------------------------

       1.1  "Permitted Transferee" means any lineal descendant of Leo W. Pierce,
             --------------------
Sr. and Marjorie L. Pierce, any trust for the benefit of any such lineal descendant provided that at least one trustee of such trust at all times must be Leo W. Pierce, Sr. or a lineal descendent of Leo W. Pierce, Sr. and Marjorie L. Pierce, or any trust for the benefit of a spouse of any lineal descendant of Leo
W. Pierce, Sr. and Marjorie L. Pierce provided that at least one trustee of such trust at all times must be Leo W. Pierce, Sr. or a lineal descendent of Leo W. Pierce, Sr. and Marjorie L. Pierce. Additionally, transfers to a lineal descendant of Leo W. Pierce, Sr. and Marjorie L. Pierce who has not attained age 21, may be made to the spouse of a lineal descendant of Leo W. Pierce, Sr. and Marjorie L. Pierce as custodian under a Uniform Transfers to Minors Act.

       1.2  "Stock" means any share of any class of capital stock of corporation
             -----
which is now or hereafter owned or held, beneficially or as trustee or custodian, by any Owner. Shares of voting Stock and shares of non-voting Stock shall be treated the same for all purposes of this Agreement.

       1.3  "Person" means any individual, partnership, corporation,
             ------
association, trust, estate, custodianship, government, or other entity.

       1.4  "Transfer" means any method, direct or indirect, absolute or
             --------
conditional, voluntary or involuntary, of selling, assigning, transferring, disposing of, parting with, pledging, encumbering, giving, bequeathing or abandoning all or any interest in property.

       1.5  "Owner" means each of the individual parties to this Agreement and
             -----
each other individual who becomes a party to this Agreement as an Owner, whether under Section 2.3, 3.1, 3.2 or 5.1 or otherwise, for as long as such individual owns or holds any Stock.


                        SECTION 2:  GENERAL RESTRICTIONS
                        --------------------------------

       2.1  Transfers.  No share of Stock shall be Transferred to any Person
            ---------
except in accordance with the provisions of this Agreement.

       2.2  Issuance.  No share of Stock or other equity security of Corporation
            --------
or security convertible or exchangeable into stock or an equity security of the corporation shall be issued or sold by Corporation to any Person who does not first agree in writing to become a party to and be bound by this Agreement as an Owner.

       2.3  Stock Held in Trust or Custodianship. Any Stock held by trustee or
            ------------------------------------
custodian for the benefit of any Person,whether under a State's Uniform Gift to Minors Act or otherwise, shall be treated as owned by such trustee or custodian as an Owner for purposes of this Agreement. When any person for whom shares are held in trust or custodianship reaches the age of majority, or when shares are distributed to such person, the Corporation shall request that such person become a party to this Agreement as an Owner, by signing an amendment in the form of Exhibit B to this Agreement; no such person shall have any rights as a shareholder of Corporation until such person has signed such amendment. Upon signing of any such amendment, the signatory thereof shall become a party to this Agreement as an Owner, without any further action or consent by any of the parties hereto.


                        SECTION 3:  PERMITTED TRANSFERS
                        -------------------------------

       3.1  Lifetime Transfers.  Subject to Section 12 hereof, any Owner may at
            ------------------
any time and from time to time make lifetime Transfers of any share of Stock, provided that (a) the transferee is a Permitted Transferee, (b) the Permitted Transferee (if not already a party to this Agreement) agrees in writing to become a party to and be bound by this Agreement as an Owner, by signing an amendment in the form of Exhibit B to this Agreement, which shall have the same effect as amendments signed in accordance with Section 2.3, and (c) Corporation and the other Owners receive notice of the Transfer.

       3.2  Testamentary Transfers.  Subject to Section 12 hereof, any Owner may
            ----------------------
make testamentary Transfers of any share of Stock, provided that (a) the transferee is a Permitted Transferee, and (b) the Permitted Transferee (if not already a party to this Agreement) agrees in writing to become a party to and be bound by this Agreement as an Owner, by signing an amendment in the form of Exhibit B to this Agreement, which shall have the same effect as amendments signed in accordance with Section 2.3. Upon the death of any Owner, any shares of his Stock which are subject to testamentary Transfers permitted under this
Section 3.2 shall not be considered to be owned by him on the date of his death, but shall instead be considered to be owned by the Permitted Transferee as of that date and accordingly shall not be subject to the option or the mandatory purchase under Section 5.1.

                         SECTION 4:  TRIGGERING EVENTS
                         -----------------------------

       4.1 Definition. The following events are "Triggering Events" with respect to the Owner to whom the event relates (sometimes referred to as an "Affected Owner"):

            (a) The receipt by an Owner (sometimes referred to as a "Selling Owner") of a bona fide written offer by a Person other than a Permitted Transferee, acceptable to him, to acquire all, but not less than all, of his Stock ("Offer"). It is expressly understood that the receipt by an Owner of an offer to acquire less than all of his Stock shall not constitute a Triggering Event, and, except in the case of an offer from a Permitted Transferee, that such offer may not be accepted by such Owner.

            (b) The death of an individual Owner (sometimes referred to as a "Deceased Owner").

            (c) The commencement of bankruptcy or similar proceedings by an Owner, the commencement of bankruptcy or similar proceedings against an Owner which are not terminated within 120 days after commencement, the appointment of a bankruptcy or other judicial representative for an Owner, his Stock or any material part of his properties, provided that any such appointment which was involuntary is not terminated within 120 days, the attachment of, execution against, levy upon or other seizure of the Stock of an Owner (other than an attachment solely for jurisdictional purposes) unless and only as long as Corporation's counsel determines that the same is being contested in good faith, an assignment by an Owner for the benefit of creditors, an admission by an Owner in writing of his inability to pay his debts as they become due, or the attempted rejection of this Agreement by a bankruptcy or other judicial representative who succeeds to the Stock of an Owner.

            (d) The Transfer or attempted Transfer by an Owner or any party acting on behalf of an Owner of any of his Stock in violation of any provision of this Agreement, or any material breach by an Owner of any provision of this Agreement.

       4.2  Notice of Occurrence.  Within 15 days after the occurrence of any
            --------------------
Triggering Event, the Affected Owner (or his personal representative) shall give notice of the occurrence ("Notice") to Corporation and the other Owners (sometimes referred to as "Remaining Owners"). Failure to give the Notice shall neither prevent nor relieve any of the parties from exercising their rights or satisfying their obligations under this Agreement, and any other party to this Agreement may at any time give the Notice on behalf of the Affected Owner (or his legal or personal representative). If the Affected Owner is a Selling Owner, then the Notice shall include a copy of the Offer stating the name of the offeror ("Offeror") and the price ("Offer Price") and other terms ("Offer Terms") of the Offer.




                 SECTION 5:  OPTIONAL AND MANDATORY PURCHASES
                 --------------------------------------------

       5.1  Upon the occurrence of any Triggering Event:

            (a) Option to Corporation.  Corporation shall have the option to
                ---------------------
purchase all or any shares of the Stock owned by the Affected Owner on the date the Triggering Event occurred, for the Purchase Price (as defined in Section 8) and on the Payment Terms (as defined in Section 9), by giving notice, within 60 days after the date of the Notice, to the Affected Owner (or his personal representative) and to the Remaining Owners of the exercise of its option.

            (b) Option to Remaining Owners.  The Remaining Owners shall have the
                --------------------------
option to purchase all or any shares of the Affected Owner's Stock ("Remaining Stock") that was not purchased by Corporation in accordance with Section 5.1(a), for the Purchase Price and on the Payment Terms. Each Remaining Owner shall have the option to purchase his proportionate share (calculated by dividing the number of shares of Stock owned by him by the total number of shares of Stock owned by all Remaining Owners) of the Remaining Stock by giving notice, within 90 days after the date of the Notice, to the Affected Owner (or his personal representative), Corporation, and the other Remaining Owners of the exercise of his option. If any Remaining Owner does not purchase his entire proportionate share of the Remaining Stock, then the other Remaining Owners shall have the option to purchase the balance, in such proportions as they may agree, by giving notice, within 120 days after the date of the Notice, to the Affected Owner (or his personal representative) and Corporation.

            (c) Mandatory Purchase by Corporation.  If the Affected Owner is a
                ---------------------------------
Deceased Owner, then Corporation shall purchase and the Deceased Owner's personal representative shall sell all of the Deceased Owner's Stock that was not purchased in accordance with Section 5.1(a) or Section 5.1(b), for the Purchase Price and on the Payment Terms. If Corporation is prohibited by law or agreement from purchasing and paying for any such Stock, then the Remaining Owners shall use their reasonable best efforts to remedy that situation provided that the Remaining Owners shall not be required to contribute capital or loan funds to remedy the situation. If that situation cannot be remedied within 180 days after the Triggering Event occurred, then, at the end of that 180-day period, Corporation's obligation to purchase and pay for any such Stock shall be assumed proportionately by the Remaining Owners.

            (d) Selling Owner's Right to Sell. If the Affected Owner is a
                -----------------------------
Selling Owner, then, unless he otherwise agrees, no exercise of any option under this Section 5.1 shall be effective unless an option or options to purchase all, and not less than all, of the Selling Owner's Stock are exercised in accordance with this Section 5.1. If an option or options to purchase all of the Selling Owner's Stock are not exercised under this Section 5.1, then the Selling Owner may, within 180 days after the date of the Notice, sell his Stock to the Offeror, provided that (i) all, and not less than all, of his Stock is sold to the Offeror for the Offer price and on the Offer Terms, and (ii) the Offeror agrees in writing to become a party to and be bound by this Agreement as an Owner, by signing an amendment in the form of Exhibit B to this Agreement, which shall have the same effect as amendments signed in accordance with Section 2.3.

       5.2  Testamentary Seller Option. Upon the occurrence of a testamentary
            --------------------------
Transfer to a Permitted Transferee, for a period of 270 days after the Transfer, the Permitted Transferee shall have the option (the "Testamentary Seller Option"), and the Corporation shall be required to purchase, for the Purchase Price and on the Payment Terms, all or any part of the Stock that was acquired in such testamentary Transfer which the Permitted Transferee elects to sell. The Permitted Transferee who sells pursuant to this Section is referred to hereinafter as a "Testamentary Seller." Testamentary Seller shall exercise the Testamentary Seller Option by providing notice of such exercise ("Testamentary Seller Option Exercise") within 270 days of the testamentary Transfer. If Corporation is prohibited by law or agreement from purchasing and paying for any such Stock, then the Owners shall use their reasonable best efforts to remedy that situation provided that the Owners shall not be required to contribute capital or loan funds to remedy the situation. If that situation cannot be remedied within 180 days after the Testamentary Seller Option Exercise, then, at the end of that 180-day period, Corporation's obligation to purchase and pay for any such Stock shall be assumed proportionately by the Owners.

                          SECTION 6:  DATE OF DELIVERY
                          ----------------------------

       6.1  Definition.  "Date of Delivery" means any mutually agreeable date
            ----------
within 180 days after the date of the Notice or Testamentary Seller Option Exercise as the case may be or, if the parties are unable to agree, the 180th day after the date of the Notice or Testamentary Seller Option Exercise as the case may be (or, if such 180th day falls on a weekend or legal holiday, the first business day thereafter).

       6.2  Deliverables.  If an option or options to purchase all or any of
            ------------
an Affected Owner's Stock have been exercised under Section 5, or if Corporation is required to purchase the Affected Owner's or Testamentary Seller's Stock under Section 5, then, on the Date of Delivery:

            (a) The Affected Owner (or his personal representative) or Testamentary Seller shall deliver to Corporation (at its then principal office) the certificates for such Stock, duly endorsed for Transfer or with duly executed assignments separate from certificate attached.

            (b) If the Affected Owner is not a Deceased Owner, the Affected Owner shall, unless otherwise instructed by Corporation, deliver to Corporation (at its then principal office) his duly signed resignation as a director and officer of Corporation, as applicable.

       6.3  Failure to Deliver.  If an Affected Owner (or his personal
            ------------------
representative) or Testamentary Seller does not assign, transfer and deliver his Stock, or does not submit his resignation, as required by this Section 6, then each officer of Corporation shall have the right to perform such actions in the name of and on behalf of the Affected Owner (or his personal representative) or Testamentary Seller. Each Owner hereby grants to each officer of Corporation (as the same may change from time to time) an irrevocable power to make assignments and transfers on corporation's records and to sign resignations in accordance with this Section 6.



                           SECTION 7:  AGREED VALUE
                           ------------------------

       7.1  Initial Value.  The parties acknowledge their agreement that the
            -------------
fair market value of one share of Stock on the date of this Amendment and Restatement is $4,500.00 ("Agreed Value"). The Agreed Value of each share of Stock shall in all events be equal.



       7.2  Periodic Adjustments.  At least annually, the Corporation shall
            --------------------
select a qualified third party appraiser (which may include the Corporation's regular accounting firm) to determine the "Fair Market Value" of the Corporation ("Periodic Adjustment"). "Fair Market Value" shall equal the amount which a willing buyer would be willing to pay to purchase, and which the sellers would be willing to accept to sell, all of the stock of the Company assuming that the buyer is not under compunction to purchase and the Corporation is not under compunction to sell. Upon receipt of such determination, the Agreed Value will be adjusted to equal the Fair Market Value divided by the number of shares outstanding and discounted to reflect the sale of a minority interest in the Corporation. The appropriate minority discount shall be determined by the third party appraiser selected in accordance with the terms of this Section 7.2. The Agreed Value as redetermined from time to time may be evidenced by a certificate in the form of Exhibit C to this Agreement ("Certificate of Agreed Value"); provided that the failure of any Owner to execute a Certificate of Agreed Value shall not affect the Periodic Adjustment. In the event that no such appraisal has been obtained within 12 months of the date upon which Purchase

Price is determined under Section 8, the seller of such Stock can demand that the Corporation obtain such an appraisal of value as of the pertinent date under
Section 8 as soon as practicable prior to the sale of such Stock pursuant to
Section 5.1 or Section 5.2 hereof, which appraisal will be the basis for the Agreed Value for such Stock. In the event of demand for an appraisal under this section, the Seller and the Corporation shall mutually agree on the third party appraiser who will conduct the appraisal; if the Seller and the Corporation cannot agree on a third party appraiser, each will select an appraiser and such appraisers shall select the appraiser who will conduct the appraisal. The cost of such appraisal shall be borne by the Corporation. If an appraisal under this provision is required prior to the purchase of Stock, the Date of Delivery will be a mutually agreeable date within 90 days of the receipt of such appraisal or, if the parties are unable to agree, the 90th day after the date of the Notice or Testamentary Seller Option Exercise as the case may be (or, if such 90th day falls on a weekend or legal holiday, the first business day thereafter).

       7.3  Other Adjustments.  Appropriate adjustments to the Agreed Value
            -----------------
shall be made to take into account any purchase, redemption, issuance or sale of stock by corporation, any stock dividend or distribution by Corporation, or any split-up, combination of shares, recapitalization or reorganization involving Corporation which occurs after the date of this Amendment and Restatement or the date of the most recent Periodic Adjustment, whichever is later.


                           SECTION 8:  PURCHASE PRICE
                           --------------------------

       8.1  Affected Owner Purchase Price.  As used in this Agreement, the
            -----------------------------
"Purchase Price" of any Stock owned by an Affected Owner means:

            (a) Deceased Owner.  If the Affected Owner is a Deceased Owner, the
                --------------
Agreed Value (in effect on the date the Triggering Event occurred) multiplied by the number of shares of such Stock.

            (b) Selling Owner.  If the Affected Owner is a Selling Owner, either
                -------------
the price calculated in accordance with Section 8.1(a) as if the Selling Owner were a Deceased Owner, or the Offer Price (as defined in Section 4.2), at the purchaser's option.

            (c) Other Affected Owners.  If the Affected Owner is not a Deceased
                ---------------------
Owner or a Selling Owner, 75% of the Purchase Price calculated in accordance with Section 8.1(a) as if the Affected Owner were a Deceased Owner.

       8.2  Testamentary Seller Purchase Price.  As used in this Agreement,
            ----------------------------------
the "Purchase Price" of any Stock owned by a Testamentary Seller means the Agreed Value on the date of the testamentary Transfer (which shall be the date of the death of the transferor to such Testamentary Seller) multiplied by the number of shares of Stock.


                           SECTION 9:  PAYMENT TERMS
                           -------------------------

       As used in this Agreement, "Payment Terms" means the following terms:

       9.1  Pay-Out.  Except as otherwise provided in this Section 9, the
            -------
Purchase Price shall be paid in 40 equal consecutive quarterly installments beginning three months after the Date of Delivery, together with interest on the outstanding principal balance accruing from the Date of Delivery at the minimum annual rate then necessary to avoid the application of the imputed interest provisions of the Internal Revenue Code of 1986, as amended, or if no imputed interest provisions are applicable, at the rate of 8% per annum. This indebtedness shall be evidenced by a nonnegotiable promissory note, in the form of Exhibit D to this Agreement, which shall be duly executed by the purchaser and delivered to the Affected Owner (or his personal representative) or Testamentary Seller on the Date of Delivery.

       9.2  Insurance.  Notwithstanding Section 9.1, if the Affected Owner is
            ---------
a Deceased Owner or dies during the pay-out period, and Corporation and/or one or more Remaining Owners receive proceeds of any life insurance policies on the Affected Owner which are listed on Exhibit E to this Agreement, then, within 30 days after receipt of any such proceeds, the full amount thereof shall be paid to the personal representative of the Affected Owner, up to but not exceeding the total Purchase Price or the then outstanding principal balance of the Purchase Price. All such payments shall be applied on account of the Purchase Price and the balance due, if any, shall be paid as provided under Section 9.1.

            If the Corporation and/or one or more remaining Owners receive proceeds of any life insurance policies on the transferor to any Testamentary Seller which are listed on Exhibit E to this Agreement, then within 30 days after receipt of any such proceeds the full amount thereof shall be paid to the Testamentary Seller up to but not exceeding the total purchase price or then outstanding balance of the Purchase Price. All such payments shall be applied on account of the Purchase Price and the balance due, if any, shall be paid as provided under Section 9.1.

       9.3  Small Purchase Price.  If the Purchase Price is less than
            --------------------
$10,000, then it shall be paid in full on the Date of Delivery.

       9.4  Selling Owners.  If the Affected Owner is a Selling Owner and the
            --------------
purchaser elects (in accordance with Section 8.2) to have the Purchase Price be the Offer Price, then the Purchase Price shall be paid on the Offer Terms (as defined in Section 4.2).

       9.5  Indebtedness.  Any indebtedness of the Affected Owner or
            ------------
Testamentary Seller to Corporation and/or any Remaining Owners shall be liquidated by the application to such indebtedness of such portion of the Purchase Price as is necessary, beginning with the first installment. Any indebtedness of Corporation and/or any Remaining Owners to the Affected Owner or Testamentary Seller shall be added to the Purchase Price and payable therewith on the terms stated in this Section 9.

       9.6  Restrictions Pending Full Payment.  For as long as any Stock
            ---------------------------------
purchased under this Agreement has not been paid for in full, Corporation shall not cause or permit any of the following, except with the prior written consent of the Person to whom the unpaid portion of the Purchase Price is payable, which consent shall not be unreasonably withheld:

            (a) The sale or issuance of any new stock or other securities of Corporation, other than a public offering under federal securities law.

            (b) The dissolution, liquidation or other termination of Corporation.

            (c) The discontinuance of the normal operations of Corporation with intention to dissolve or liquidate.

            (d) The sale, assignment or other disposition of all or substantially all of the assets of Corporation.

            (e) The merger or consolidation of Corporation with any unrelated Person, or any other reorganization involving Corporation and any unrelated Person.


                             SECTION 10:  INSURANCE
                             ----------------------

       10.1 Insurance Subject to Agreement.  Corporation and any Owner may
            ------------------------------
purchase life insurance policies on any Owner for the purpose of funding or partially funding the purchase of the Stock of the insured Owner under this Agreement. The Owners shall cooperate with Corporation and each other in any manner reasonably necessary to obtain such insurance coverage, including without limitation preparing applications and submitting to physical examinations. All insurance policies to be subject to this Agreement must be listed on Exhibit E to this Agreement. If two or more Owners agree to maintain policies on each other and to list the policies on Exhibit E, then no such policy shall be deleted from Exhibit E unless all such Owners agree to the deletion or unless the Owner insured thereunder no longer owns any Stock. Otherwise, any party may at any time add to or delete from Exhibit E any policy owned by him, by giving notice to the other parties of the addition or deletion.

       10.2 Claims.  If any party maintains insurance for the purpose of
            ------
funding or partially funding the purchase of Stock under this Agreement, then such party shall promptly submit all applications for benefits to the appropriate insurers after the occurrence of any insurable incident relating to this Agreement. Notwithstanding the provisions of Section 9, if any party is unable to meet the Payment Terms due to a delay in receiving any such benefits for a reason not within such party's reasonable control, then the Payment Terms shall be extended for a period of up to 90 days until such benefits are received.



                         SECTION 11:  OTHER PROVISIONS
                         -----------------------------

       11.1 Endorsements. Each certificate of Stock shall be endorsed as
            ------------
follows:

            ALL SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO AN AGREEMENT OR AGREEMENTS CONTAINING RESTRICTIONS UPON TRANSFERS, COPIES OF WHICH ARE ON FILE AT THE CORPORATION'S PRINCIPAL OFFICE AND WILL BE PROVIDED TO THE HOLDER HEREOF UPON WRITTEN REQUEST.

       11.2 Notices.  All notices, consents and other communications required or
            -------
permitted under this Agreement shall be in writing, and shall be (a) delivered personally, (b) mailed by first class certified mail, postage prepaid, return receipt requested, or (c) sent by a nationally recognized express courier service, postage or delivery charges prepaid, to the Owners at their respective addresses stated on Exhibit A to this Agreement or to Corporation at its principal office. Any party may change its address for notices by giving notice of a new address to each other party in accordance with this Section 11.2.

       11.3 Further Assurances. Each party shall sign and deliver such documents
            ------------------
as any other party reasonably requests in order to carry out the purposes of this Agreement.

       11.4 Entire Agreement.  This Agreement (together with the Exhibits to
            ----------------
this Agreement) constitutes the entire agreement among the parties with respect to its subject matter and supersedes all earlier and contemporaneous oral and written communications and agreements with respect to the same subject matter. Without limiting the foregoing, the parties hereby terminate, effective immediately, any and all existing buy-sell, shareholders or similar agreements to which any or all of them are parties to the extent any such agreement governs any Stock. This Agreement shall not be amended except as provided in Sections 2.3, 3.1, 3.2, 5.1(d) and 7.2, or in a written document signed by parties holding 75% of the Corporation's Class A shares and 75% of the Corporation's Class B shares.

       11.5 Parties Bound.  This Agreement shall bind, benefit and be
            -------------
enforceable by or against each Owner and his heirs, legal and personal representatives, estate, beneficiaries and assigns, and Corporation and its successors and assigns.

       11.6 Counterparts.  This Agreement may be executed in counterparts, all
            ------------
of which together shall constitute one agreement.

       11.7 Governing Law and Construction.  This Agreement shall be governed by
            ------------------------------
Pennsylvania law. The gender and number of words used in this Agreement shall be interchangeable as the context requires or permits. Section headings are for convenience only, do not constitute a part of this Agreement, and shall not affect the interpretation of this Agreement. The invalidity of any of the provisions of this Agreement shall not affect the validity of the other provisions. This Agreement shall supersede any prior Agreement between the parties hereto relative to the transfer of Stock.

       11.8 Voting Limitations.  In the event that Shares are held in trust or
            ------------------
custodianship, in any vote of stockholders of the Corporation such shares may be voted only by a trustee or custodian who is Leo W. Pierce, Sr. or a lineal descendant of Leo W. Pierce, Sr. and Marjorie L. Pierce.

       11.9 Neutral Construction. The parties have negotiated this Agreement and
            --------------------
all of the terms and conditions contained in this Agreement in good faith and at arms' length. No term, condition, or provision contained in this Agreement shall be construed against any party or in favor of any party (i) because such party or such party's counsel drafted, revised, commented upon, or did not comment upon, such term, condition, or provision; or (ii) because of any presumption as to any inequality of bargaining power between or among the parties. Furthermore, all terms, conditions, and provisions contained in this Agreement shall be construed and interpreted in a manner which is consistent with all other terms, conditions, and provisions contained in this Agreement.

       11.10 Termination upon Public Offering.  The provisions of this
             --------------------------------
agreement, other than the obligations existing under Sections 9.1 and 12.5, shall terminate upon the closing of a public offering of the Company's shares registered under the Securities Act of 1933, as amended.


                      SECTION 12:  SUBCHAPTER S PROVISIONS
                      ------------------------------------

       12.1 Definition.  "Subchapter S" means the provisions of Section 1361 et
            ----------                                                       --
seq. of the Internal Revenue Code of 1986, as amended (the "IRC"), and any
---
regulations, rulings and opinions thereunder, along with any successor provisions, regulations, rulings and opinions as may be applicable to Subchapter S corporations.

       12.2 Restriction on Transfers.  Notwithstanding the provisions of Section
            ------------------------
3 or any other provisions of this Agreement, no Owner shall Transfer any share of Stock to any Person if such Transfer would cause, directly or indirectly, Corporation's Subchapter S election to terminate. Transfers prohibited under this Section 12.2 include, without limitation, Transfers (a) to any Person which would cause the Corporation to have more than 35 shareholders, (b) to any nonresident alien, (c) to any Person not permitted to be a shareholder of a Subchapter S corporation under the IRC, or (d) to any Person which would in any other way cause a termination of the Corporation's Subchapter S election.

       12.3 Representations.  Each Owner represents and warrants to each other
            ---------------
Owner that his or her will and other estate planning documents and techniques do not and will not provide for any Transfer of Stock in violation of Section 12.2 or any other provision of this Agreement.

       12.4 Void Transfer.  Corporation shall not record in its books or
            -------------
otherwise recognize any purported or intended Transfer of Stock, whether by operation of law or otherwise, and such purported or intended Transfer shall be null, void and of no force or effect, if in the opinion of counsel to Corporation it is to a transferee whose status as a shareholder of Corporation would cause, directly or indirectly, the termination of Corporation's S election.

       12.5 Indemnification for Breach. If an Owner's breach of any provision of
            --------------------------
this Agreement causes Corporation's Subchapter S election to terminate, such Owner (the "Indemnitor") shall indemnify each nonbreaching Owner (the "Indemnitee") for the Indemnitee's loss, during the period in which Corporation is ineligible to make a Subchapter S election, of any Federal, state and local income tax benefits resulting from the termination, including all items of income, loss, deduction, and credit ("Tax Items") which would have been passed to such Indemnitee but for the termination, and for any distributions not made by Corporation to the Indemnitee as a result of the termination. For the purposes of this Section 12.5, Federal, state and local income tax benefits mean the excess of (a) the Indemnitee's share of Federal, state and local income taxes on Corporation's dividend distributions, assuming such distributions are made by Corporation, over (b) the Indemnitee's share of Federal, state and local income taxes that would have been imposed on Corporation as a Subchapter S corporation if it had the same Tax Items that it had as a C corporation, plus the amount of Federal, state and local income taxes that the Indemnitee would have paid on the Tax Items which would have been passed through to him or her had Corporation been a Subchapter S corporation.

       12.6 Dividend Payments. The Board of Directors of Corporation will
            -----------------
declare dividends from time to time in order to enable the Owners to pay all Federal, state and local taxes on their shares of Corporation's taxable income. Such dividends will be declared in amounts sufficient to enable the Owners to pay such taxes as if all of the Owners were subject to tax at the highest marginal income tax rates then in effect and, thereafter, in proportion to their shareholdings in Corporation.

       12.7 Termination of Owner's Interest.  In the event that any Owner
            -------------------------------
terminates his or her interest in the Corporation during a taxable year, and in the event that the Board of Directors votes to so recommend, each of the Owners hereby agrees to elect to allocate the taxable income of the Corporation for such year as if the taxable year consisted of two taxable years, as provided in
Section 1377(a)(2) of the IRC.


       WITNESS THE DUE EXECUTION AND DELIVERY HEREOF ON THE 19th DAY OF July, 1996.

    Pierce Leahy Corp.

      /s/ Leo W. Pierce, Jr.                          /s/ Eve Bullitt Pierce
By: --------------------------------------------    ----------------------------
    Leo W. Pierce, Jr., individually and for the    Eve Bullitt Pierce, for the
    benefit of Kate Pierce,                         benefit of Kate Pierce,
    Alexandra Pierce and Julia Pierce               Alexandra Pierce and Julia
                                                    Pierce


      /s/ J. Peter Pierce                            /s/ John P. Pierce, Jr.
    --------------------------------------------    ----------------------------
    J. Peter Pierce, individually and for the       John P. Pierce, Jr.
    benefit of Matthew Pierce


      /s/ Michael J. Pierce                          /s/ Mary E. Pierce
    --------------------------------------------    ----------------------------
    Michael J. Pierce, individually and for the     Mary E. Pierce
    benefit of Michael A. Pierce


      /s/ Barbara Quinn                              /s/ Constance P. Buckley
    --------------------------------------------    ----------------------------
    Barbara Quinn, individually and for the         Constance P. Buckley,
    benefit of Sarah Quinn, Daniel J. Quinn, Jr.,   individually and for the
    Conor Quinn and Dylan Quinn                     benefit of Hilary Buckley
                                                    and Hannah Buckley


      /s/ Kathryn Cox                                /s/ Maurice Cox, Jr.
    --------------------------------------------    ----------------------------
    Kathryn Cox, individually and for the benefit   Maurice Cox, Jr.
    of Christopher Cox, Adrian Cox, Brendan Cox,
    Deirdre Cox, Timothy Cox, and Conor Cox


      /s/ Monica Cox Durfee                          /s/ Constance Cox
    --------------------------------------------    ----------------------------
    Monica Cox Durfee                               Constance Cox


      /s/ Andrea J. Cox                              /s/ Suzanne Cox
    --------------------------------------------    ----------------------------
    Andrea J. Cox                                   Suzanne Cox


      /s/ Maurice Cox, III                           /s/ Gregory Cox
    --------------------------------------------    ----------------------------
    Maurice Cox, III                                Gregory Cox